UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ___________________


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): June 1, 2006 (May 25, 2006)

                               MOTIENT CORPORATION
               (Exact Name of Registrant as Specified in Charter)



           Delaware                      0-23044               93-0976127
(State or Other Jurisdiction of        (Commission            (IRS Employer
        Incorporation)                 File Number)         Identification No.)

     300 Knightsbridge Pkwy.
        Lincolnshire, IL                                          60069
      (Address of Principal                                    (Zip Code)
       Executive Offices)

     Registrant's telephone number, including area code: 847-478-4200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                           Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may", "will", "anticipate", "estimate", "expect", "project" or "intend". These forward-looking statements reflect our plans, expectations and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements ("Cautionary Statements") include, among others, those under the caption "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2005. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission (the "SEC") from time to time.

Our forward-looking statements are based on information available to us today, and we undertake no obligation to update these statements. Our actual results may differ significantly from the results discussed.

Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with our preparation of our financial statements for the year ended December 31, 2005, we voluntarily communicated with the staff (the "Staff") of the SEC to ask for their guidance on the proper treatment of stock options issued by TerreStar Networks Inc. ("TerreStar") to employees of Mobile Satellite Ventures LP ("MSV") in periods prior to our May 11, 2005 TerreStar asset purchase.

After discussions with our audit committee and the Staff, and after further internal review, on May 25, 2006, we determined that the audited financial statements of TerreStar for the periods ended December 31, 2002, 2003 and 2004 as well as the unaudited financial statements for the periods ended March 31, 2004 and 2005 (the "TerreStar Financials") should not be relied upon. Mobile Satellite Ventures LP was the parent company of TerreStar for these periods and Motient Corporation produced the audited financial statements for TerreStar as part of its asset purchase of a controlling interest in TerreStar in May 2005. Investors, potential investors and other readers of our SEC filings are cautioned not to rely on the TerreStar Financials. This conclusion does not impact any Motient Corporation financial statements we have issued, including but not limited to our audited financial statements for the period ended December 31, 2005, and our unaudited financial statements for the period ended March 31, 2005 (unaudited), and those Motient Corporation financial statements may still be relied upon.


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

The TerreStar Financials were initially filed on June 10, 2005, in our Amendment No. 1 to our current report on Form 8-K dated May 11, 2005 and subsequently in our registration statements on Form S-1 filed between such date and November 15, 2005. Consequently, such registration statements may not be relied upon by the selling stockholders set forth therein. The use of such registration statements by the selling stockholders set forth therein had already been suspended on March 16, 2006 pursuant to the terms of the registration rights agreements among Motient and such selling stockholders, in order to allow us to update the information contained therein related to recent announced transactions.

The facts underlying the conclusion are as follows:

In 2002, 2003, 2004 and 2005 TerreStar granted options to employees of their parent company (for the reports in question the parent company was Mobile Satellite Ventures LP) that on a consolidated basis are presented differently from the presentation in the separate financial statements of subsidiaries. Issue 21 of EITF 00-23 specifically states that in the separate financial statements of a company within the same control group, option grants of its own shares to employees of other companies should be accounted for as a dividend to the controlling entity. The options granted to employees of TerreStar's parent company were not presented as such in the TerreStar Financials and Pro Forma Financial Data that were initially filed on June 10, 2005, in our Amendment No. 1 to our current report on Form 8-K dated May 11, 2005 and subsequently in our registration statements on Form S-1 filed between such date and November 15, 2005.

Our audit committee discussed the matters disclosed in this current report with our independent auditors. We are currently preparing amended financial statements for TerreStar to reflect the changes discussed above. The impact of the restatements will be: (i) a decrease in Operations Expense of $49,482 for the three months ended March 31, 2005 (unaudited) and (ii) equity neutral adjustments to reflect the dividends to MSV of $110,189, $9,538, $37,914 and $2,048,338 for each of the years ended December 31, 2002, 2003 and 2004 and the three months ended March 31, 2005 (unaudited), respectively.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MOTIENT CORPORATION



                                          By: /s/ Chris Downie
                                              -----------------------------
                                              Christopher W. Downie
                                              Executive Vice President, COO

Date:  June 1, 2006